UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2008
Federal-Mogul Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-52986	20-8350090

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

26555 Northwestern Highway,
Southfield, Michigan		48033

(Address of principal executive offices)		(Zip Code)
(248) 354-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On December 27, 2007 (the “Effective Date”), Federal-Mogul Corporation, a Delaware corporation (the “Company”), in accordance with the Fourth Amended Joint Plan of Reorganization of Federal-Mogul Corporation, a Michigan corporation, and its U.S. and U.K. subsidiaries that commenced chapter 11 cases (the “Plan”), entered into a Loan, Security and Pledge Agreement (the “$125 Million Loan Agreement”) with the Federal-Mogul Personal Injury Asbestos Trust (the “Asbestos Trust”), in connection with the Asbestos Trust issuing and delivering a $125 million note to the Company (the “$125 Million Note”). The $125 Million Note was non-interest-bearing and matured ten business days after the Effective Date, which maturity date was January 11, 2008.
     On January 11, 2008, the Asbestos Trust repaid its obligations to the Company under the $125 Million Loan Agreement by paying $125,000,000 in cash to the Company. As a result, the Company has released its security interest in the 6,958,333 shares of Class B Common Stock of the Company that had been pledged by the Asbestos Trust as security for the Asbestos Trust’s obligations under the $125 Million Note.
     In accordance with the terms of the Plan, $40,000,000, representing 32% of the cash repayment made by the Asbestos Trust, has been put into escrow pending the resolution of certain Relevant Claims (as defined in the Plan).
     The foregoing description of the $125 Million Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 15, 2008, the board of directors of the Company (the “Board”) elected (i) Carl C. Icahn as the non-executive Chairman of the Board, (ii) Vincent J. Intrieri, Keith A. Meister and W. Howard Morris as the members of the Audit Committee of the Board and (iii) Vincent J. Intrieri, Keith A. Meister and Albert J. Baciocco as the members of the Compensation Committee of the Board, each election to be effective immediately.

Item 7.01. Regulation FD Disclosure.
     On January 16, 2008, the Company issued a press release announcing the election of Carl C. Icahn as the non-executive Chairman of the Board. Furnished hereto as Exhibit 99.1 is a copy of the press release issued by the Company.
     The information contained in this Item 7.01 of this Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	$125 Million Loan Agreement by and between the Company and the Federal-Mogul Asbestos Personal Injury Trust, dated as of December 27, 2007 (Incorporated by reference to Exhibit 4.15 to the Company’s January 3, 2007 8-K).

99.1	Press Release dated January 16, 2008.*

*	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation (Registrant)
Date: January 16, 2008	By:	/s/ Robert L. Katz
Robert L. Katz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	$125 Million Loan Agreement by and between the Company and the Federal-Mogul Asbestos Personal Injury Trust, dated as of December 27, 2007 (Incorporated by reference to Exhibit 4.15 to the Company’s January 3, 2007 8-K).

99.1	Press Release dated January 16, 2008.*

*	Furnished herewith.

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